Exhibit 10.5

SETTLEMENT AGREEMENT AND STIPULATION

THIS SETTLEMENT AGREEMENT and STIPULATION is dated as of April 28 , 2025 (the “Settlement Date”) by and between Alternus Clean Energy, Inc. (“ALCE” or the “Company”), a corporation formed under the laws of the State of Delaware, and Southern Point Capital Corporation, (“SPC”), a Delaware Corporation.

BACKGROUND:

WHEREAS, there are bona fide outstanding liabilities of the Company in the principal amount of not less than $4,242,963.60 and

HEREAS, SPC acquired such liabilities on the terms and conditions set forth in the annexed Claim Purchase Agreement(s), subject however to the agreement of the Company and compliance with the provisions hereof; and

WHEREAS, ALCE and SPC desire to resolve, settle, and compromise among other things the liabilities as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”).

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings specified or indicated (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“AGREEMENT” shall have the meaning specified in the preamble hereof. “CLAIM AMOUNT” shall mean $4,242,963.60 (Subject to any applicable discounts pursuant to the annexed Claims Purchase Agreements).

“CLOSING PRICE” shall mean the Sale Price of the last transaction of the Common Stock completed during the day’s trading session on the Settlement Date on the Principal Market.

“COMMON STOCK” shall mean the Company’s common stock, $0.0001 par value per share, and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of dividends (as and when declared) and assets (upon liquidation of the Company).

“COURT” shall mean Circuit Courts within the Twelfth Judicial Circuit of Florida. “DRS” shall have the meaning specified in Section 3b.

“DTC” shall have the meaning specified in Section 3b. “DWAC” shall have the meaning specified in Section 3b. “FAST” shall have the meaning specified in Section 3b.

“SALE PRICE” shall mean the Sale Price of the Common Stock on the Principal Market.

“PRINCIPAL MARKET” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, CBOE, OTC Markets, OTC Pink, the Over the Counter Bulletin Board, QB marketplace, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

“PURCHASE PRICE” shall mean the Closing Price.

“SELLER” shall mean any individual or entity listed on Schedule A, who originally owned the Claims.

“TRADING DAY” shall mean any day during which the Principal Market shall be open for business.

“TRANSFER AGENT” shall mean the transfer agent for the Common Stock (and to any substitute or replacement transfer agent for the Common Stock upon the Company’s appointment of any such substitute or replacement transfer agent).

“VALUATION PERIOD” shall mean the twenty (20) day trading period preceding the share request inclusive of the day of any Share Request pursuant to this agreement (the “trading period”); provided that the Valuation Period shall be extended as necessary in the event that (1) the Initial Issuance is delivered in more than one tranche pursuant to Sections 3(a) though 3(c) below, in which case the Valuation Period for each issuance shall be extended to include additional trading days pursuant to such issuance. The Valuation Period shall begin on the date of any Share Request pursuant to this Agreement, but shall be suspended to the extent that (i) any subsequent Initial Issuance tranche and/or Additional Issuance is due to be made until such date as such Initial Issuance tranche and/or Additional Issuance is delivered to SPC pursuant to Section 3(b)(ii); or (ii) the Company effectuates a reverse stock split during the Valuation Period. Any period of suspension of the Valuation Period shall be established by means of a written notice from SPC to the Company.

2. Fairness Hearing. Upon the execution hereof, Company and SPC agree, pursuant to Section 3(a)(10) of the Securities Act of 1933 (the “Act”), to expeditiously submit the terms and conditions of this Agreement to the Court for a hearing on the fairness of such terms and conditions, and the issuance exempt from registration of the Settlement Shares. This Agreement shall become binding upon the parties only upon entry of an order by the Court substantially in the form annexed hereto as Exhibit A (the “Order”).

3. Settlement Shares. Following entry of an Order by the Court in accordance with Paragraph 2 herein and the execution by SPC and Company of the Stipulation and Order of Dismissal (as defined below) subject to paragraph 7 herein, Company shall issue and deliver to SPC shares of its Common Stock (the “Settlement Shares”) as follows:

a. In settlement of the Claims, Company shall initially issue and deliver to SPC, in one or more tranches as necessary subject to paragraph 3(d) and (e) herein, shares of Common Stock (the “Initial Issuance”), subject to adjustment and ownership limitations as set forth below, sufficient to satisfy the compromised amount (the total amount of the claims divided by the purchase price) through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act (the “Settlement Shares”). The Company shall also issue to SPC, on the issuance date(s), Four Million (4,000,000) freely trading shares pursuant to Section 3(a)(10) of the Securities Act in accordance herewith as a Settlement Fee (the “Settlement Fee Shares”).

b. No later than the first business day following the date that the Court enters the Order, time being of the essence, Company shall: (i) transmit via email, facsimile and overnight delivery an irrevocable and unconditional instruction to Company’s stock transfer agent in the form annexed hereto as Exhibit B; and (ii) issue and deliver to SPC Settlement Shares and Settlement Fee Shares in one or more tranches as necessary, as Direct Registration Systems (DRS) shares to SPC’s account with the Depository Transfer Company (DTC) or through the Fast Automated Securities Transfer (FAST) program of DTC’s Deposit/Withdrawal Agent Commission (DWAC) system, without any legends or restrictions on transfer, sufficient to satisfy the compromised amount, through the issuance of freely trading securities issued pursuant to Section 3(a)10 of the Securities Act. Pursuant to this agreement, SPC may deliver a request to ALCE either directly or through Company’s Transfer Agent pursuant to Exhibit “B” which states the dollar amount (designated in U.S. dollars) of Common Stock to be issued to SPC (the “Share Request” or “Conversion Notice”). The date upon which the first tranche of the Initial Issuance shares along with any Shares issued as a Settlement Fee have been received into SPC’s account and are available for sale by SPC shall be referred to as the “Issuance Date”. Additionally, the Company shall be fully responsible for all of the Transfer Agent’s costs for each and every conversion of the Settlement Shares pursuant to this section which shall be promptly paid upon request by said Transfer Agent of ALCE. The Company further irrevocably and unconditionally authorizes the Company’s Transfer Agent to provide SPC with the Company’s current Share Structure, including, but not limited to the Company’s current Issued and Outstanding shares at any time upon the request of SPC to the Company’s Transfer Agent.

c. During the Valuation Period, the Company shall deliver to SPC, through the Initial Issuance and any required Additional Issuance subject to paragraph 3(d) and (e) herein that number of shares (the “Final Amount”) with an aggregate value equal to (A) the sum of the Claim Amount, divided by (B) the Purchase Price. The parties acknowledge that the number of Settlement Shares along with any Settlement Fee Shares to be issued pursuant to this Agreement is indeterminable as of the date of its execution, and could well exceed the current existing number of shares outstanding as of the date of its execution.

d. At the end of the Valuation Period, if the sum of the Initial Issuance and any Additional Issuance is greater than the Final Amount, SPC shall promptly deliver any remaining shares to Company or its transfer agent for cancellation.

e. Notwithstanding anything to the contrary contained herein, it is the intention of the parties that the Settlement Shares along with Settlement Fee Shares beneficially owned by SPC at any given time shall not exceed the number of such shares that, when aggregated with all other shares of Company then beneficially owned by SPC, or deemed beneficially owned by SPC, would result in SPC owning more than 9.99% of all of such Common Stock as would be outstanding on such date, as determined in accordance with Section 16 of the Exchange Act and the regulations promulgated thereunder. In compliance therewith, the Company agrees to deliver the Initial Issuance and any Additional Issuances in one or more tranches.

f. For the avoidance of doubt, the price used to determine the number of shares of Common Stock to be delivered pursuant to any Share Request shall be rounded up to the nearest decimal place of .00001.

4. Necessary Action. At all times after the execution of this Agreement and entry of the Order by the Court, each party hereto agrees to take or cause to be taken all such necessary action including, without limitation, the execution and delivery of such further instruments and documents, as may be reasonably requested by any party for such purposes or otherwise necessary to effect and complete the transactions contemplated hereby.

5. Releases. Upon receipt of all of the Settlement Shares and Settlement Fee Shares for and in consideration of the terms and conditions of this Agreement, and except for the obligations, representations, indemnifications pursuant to paragraph 16 herein and covenants arising or made hereunder or a breach hereof, the parties hereby release, acquit and forever discharge the other and each, every and all of their current and past officers, directors, shareholders, affiliated corporations, subsidiaries, agents, employees, representatives, attorneys, predecessors, successors and assigns (the “Released Parties”), of and from any and all claims, damages, cause of action, suits and costs, of whatever nature, character or description, whether known or unknown, anticipated or unanticipated, which the parties may now have or may hereafter have or claim to have against each other with respect to the Claims. Nothing contained herein shall be deemed to negate or affect SPC’s right and title to any securities heretofore issued to it by Company or any subsidiary of Company.

6. Representations. Company hereby represents, warrants and covenants to SPC as follows:

a. There are Three Hundred Million (300,000,000) shares of Common Stock of the Company authorized as of April 15, 2025, of which approximately One Hundred Six Million Seven Hundred Eighteen Thousand Three Hundred and Fifty-Four (106,718,354) Shares of Common Stock are issued and outstanding as of April 21, 2025; and One Hundred Ninety-Three Million Two Hundred Eighty-One Thousand Six Hundred and Forty-Six (193,281,646) Shares of Common Stock are available for issuance pursuant hereto;

b. The shares of Common Stock to be issued pursuant to the Order are duly authorized, and when issued will be duly and validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and preemptive and similar rights to subscribe for or purchase securities;

c. The shares will be exempt from registration under the Securities Act and issuable without any restrictive legend;

d. The Company shall initially reserve from its duly authorized capital stock a number of shares of Common Stock at least equal to five times the greater of the number of shares that could be issued pursuant to the terms of the Order and that Company shall initially reserve at its transfer agent, at a minimum, Ninety Million (90,000,000) shares during the Valuation Period in order to ensure that it can properly carry out the terms of this agreement, which may only be released to Company once all of the Settlement Shares and Settlement Fee Shares have been delivered and converted pursuant to this agreement and Company’s obligations are otherwise fully satisfied or there has otherwise been a default pursuant to the terms of this agreement; of this reserve amount, SPC plans on converting this Settlement into that number of shares and in many instances more shares, should the price go down. In the event that Company effectuates a reverse split of Company’s Common Stock while any obligations are owed to SPC pursuant to this Agreement by Company, then the reserve shares shall be proportionately adjusted;

e. If at any time it appears reasonably likely that there may be insufficient authorized shares and/or reserve shares to fully comply with the Order, Company shall promptly increase its authorized shares and/or reserve shares to ensure its ability to timely comply with the Order;

f. As of the date of this agreement the execution of this Agreement and performance of the Order by Company and SPC will not (1) conflict with, violate or cause a breach or default under any agreements between Company and any creditor (or any affiliate thereof) related to the account receivables comprising the Claims, or (2) require any waiver, consent, or other action of the Company or any creditor, or their respective affiliates, that has not already been obtained;

g. Without limitation, the Company hereby waives any provision in any agreement related to the account receivables comprising the Claims requiring payments to be applied in a certain order, manner, or fashion, or providing for exclusive jurisdiction in any court other than this Court;

h. The Company has all necessary power and authority to execute, deliver and perform all of its obligations under this Agreement;

i. The Company has corporate Shareholder’s delegations in place with sufficient authorized capital or shall arrange a Shareholder’s meeting to satisfy the legal and regulatory requirements in connection with this transaction;

j. The corporate issuance shall be made without preferential subscription rights of the existing Shareholder’s or holders of Securities granting access to the Company’s capital;

k. This Settlement Agreement and Stipulation shall be subject to all required corporate authorizations by the Company;

l. The execution, delivery and performance of this Agreement by Company has been duly authorized by all requisite action on the part of Company and its Board of Directors (including a majority of its independent directors), and this Agreement has been duly executed and delivered by Company;

m. Company did not enter into the transaction giving rise to the Claims in contemplation of any sale or distribution of Company’s common stock or other securities;

n. There has been no modification, compromise, forbearance, or waiver entered into or given with respect to the Claims. There is no action based on the Claims that is currently pending in any court or other legal venue, and no judgments based upon the Claims have been previously entered in any legal proceeding with the exceptions as contained in the Claim Purchase Agreements;

o. There are no taxes due, payable or withholdable as an incident of Seller’s provision of goods and services, and no taxes will be due, payable or withholdable as a result of settlement of the Claims;

p. Seller was not and within the past ninety (90) days has not been directly or indirectly through one or more intermediaries in control, controlled by, or under common control with, the Company and is not an affiliate of the Company as defined in Rule 144 promulgated under the Act, except as represented within the Claim Purchase Agreements;

q. Company is operational and is a non-shell company within the meaning of Rule 405 and all applicable Securities Rules and Registration pertaining thereto;

r. Company represents that Seller is not, directly or indirectly, utilizing any of the proceeds received from SPC for selling the Claims to provide any consideration to or invest in any manner in the Company or any affiliate of the Company;

s. Company has not received any notice (oral or written) from the SEC or Principal Market regarding a halt, limitation or suspension of trading in the Common Stock; and

t. Seller will not, directly or indirectly, receive any consideration from or be compensated in any manner by, the Company, or any affiliate of the Company, in exchange for or in consideration of selling the Claims;

u. Company represents that each Claim being purchased pursuant hereto is a bona-fide Claim against the Company and that the invoices or written contract(s)/promissory notes underlying each Claim are accurate representations of the nature of the debt and the amounts owed by the Company to Seller and that the goods or services which are the subject of the Claims being purchased have been received or rendered;

v. Company acknowledges that SPC or its affiliates may from time to time, hold outstanding securities of the Company which may be convertible in shares of the Company’s common stock at a floating conversion rate tied to the current market price for the stock. The number of shares of Common Stock issuable pursuant to this Agreement may increase substantially in certain circumstances, including, but not necessarily limited to the circumstance wherein the trading price of the Common Stock declines during the Valuation Period. The Company’s executive officers and directors have studied and fully understand the nature of the transaction contemplated by this Agreement and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such transaction is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Settlement Shares and Settlement Fee Shares is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company. The Board of Directors of the Company has further given its consent for each conversion of shares of stock pursuant to this agreement and agrees and consents that same may occur below the par value of the Company’s Common Stock if applicable.

w. None of the transactions agreements or proceedings described above is part of a plan or scheme to evade the registration requirements of the Securities Act and ALCE and SPC are acting and has acted in an arms length capacity.

7. Continuing Jurisdiction. In order to enable the Court to grant specific enforcement or other equitable relief in connection with this Agreement, (a) the parties consent to the jurisdiction of the Court for purposes of enforcing this Agreement, and (b) each party to this Agreement expressly waives any contention that there is an adequate remedy at law or any like doctrine that might otherwise preclude injunctive relief to enforce this Agreement.

8. Conditions Precedent/ Default.

a. If Company shall default in promptly delivering the Settlement Shares or Settlement Fee Shares to SPC in the form and mode of delivery as required by Paragraphs 2, 3, 4 and 6 herein or otherwise fail in any way to fully comply with the provisions thereof;

b. If the Order shall not have been entered by the Court on or prior to ninety (90) days after execution of this agreement;

c. If the Company shall fail to comply with the Covenants set forth in Paragraph 15 hereof;

d. If Bankruptcy, dissolution, receivership, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors or other legal proceedings for any reason shall be instituted by or against the Company; or if the trading of the Common Stock shall have been halted, limited, or suspended by the SEC or on the Principal Market; or trading in securities generally on the Principal Market shall have been suspended or limited; or, minimum prices shall have been established for securities traded on the Principal Market, or SPC’s selling broker, or eligible for delivery via DTC or DWAC; or any portion of the Common Stock is for any reason not eligible or unable to be deposited and/or cleared through SPC’s broker, brokerage account and/or clearing agent for trade without restriction on the Principal Market pursuant to the requirements of this Agreement; or the Common Stock is no longer eligible for book transfer delivery via DWAC; or the Company is delinquent or has not made its required Securities and Exchange Commission filings or disclosures in whole or in part; or if any time, the Sale Price for the Company’s Common Stock drops to at or below $0.01 (which price shall be proportionately adjusted in the event of a reverse split); or if at any time, the thirty (30) day average volume of the trading of the Company’s Common Stock drops to at or below Seventy-Five Thousand (75,000) shares per day; or there shall have been any material adverse change (i) in the Company’s finances or operations, or (ii) in the financial markets such that, in the reasonable judgment of SPC, makes it impracticable or inadvisable to trade the Settlement Shares along with any Settlement Fee Shares; and such suspension, limitation or other action is not cured within three (3) trading days; then the Company shall be deemed in default of the Agreement and Order and this Agreement and/or any remaining obligations, in whole or in part, of SPC pursuant to this Agreement shall be voidable in the sole discretion of SPC, unless otherwise agreed by written agreement of the parties;

e. In the event that the Company fails to fully comply with the conditions precedent as specified in paragraph 8 a. through d. herein, or the Conditions Precedent are not fully met or satisfied then the Company shall be deemed in default of the agreement and SPC, at its option and in its sole discretion, may declare Company to be in default of the Agreement and Order in whole or in part, and this Agreement and/or any remaining obligations of SPC, in whole or in part pursuant to this Agreement shall be voidable in the sole discretion of SPC, unless otherwise agreed by written agreement of the parties. In said event, SPC shall have no further obligation to comply with the terms of this agreement and can thus opt out of making any remaining payments, in whole or in part, if applicable, not previously made to creditors as contemplated by the Claims Purchase Agreements as referenced in schedule A. In the event Company is declared to be in default in whole or in part, Company shall remain fully obligated to comply with the terms of this Settlement Agreement and Stipulation for issuance of shares of stock to SPC for any amount of debt previously purchased and paid for by SPC pursuant to the terms of this Settlement Agreement and Stipulation, Schedule A, as well as Order Approving same along with all Settlement fees required hereby and any amount of debt subsequently purchased and paid for by SPC in the event of a partial default. In SPC’s sole discretion, SPC may declare a partial default pursuant to the terms of this Agreement, including, but not limited to Company’s full compliance and satisfaction of its obligations and Conditions Precedent herein as it relates to Purchase of the Claims as more particularly set forth on Schedule A and the Claims Purchase Agreements and debt instruments attached and annexed thereto and incorporated herein (hereinafter collectively referred to as the “Claims”). In the event that a partial default is declared, then the remaining obligations of SPC and Company pursuant to this Agreement, shall remain in full force and effect unless otherwise defaulted. In the event that Company is declared to be in default of this Agreement prior to successful deposit and clearance of the Settlement Shares and/or Settlement Fee shares, Company shall further remain fully obligated for issuance of all Settlement Fee shares pursuant to paragraph 3(a) herein.

9. Amended Purchase Price. If at any time the Sale Price for the Company’s Common Stock drops below the Closing Price, then the Purchase Price shall mean the lower of (i) the Closing Price or (ii) 55% multiplied by the Market Price subject to and notwithstanding a minimum price floor of $0.0001. The “Market Price” shall mean the average of the three lowest traded prices of at least 100 shares during the Valuation Period. In the event the Settlement Shares are not delivered on the same date as the Share Request or Conversion Notice, the Valuation Period will be extended to the date the Settlement Shares and/or Settlement Fee Shares are “Delivered”. “Delivered” shall mean the date the shares clear deposit into SPC’s brokerage account, which shall be the date SPC is able to trade the shares free from restrictions of any kind including by SPC’s Brokerage firm, DTC, Company or Company’s Transfer Agent (the “Extended Valuation Period”). Extending the Valuation Period will not adjust the number of shares delivered but will adjust the market price, Settlement Shares and the amount the Claim amount is reduced as a result of the conversion, and will be memorialized by an Amended Share Request or Conversion Notice, which will be submitted to the Company or Company’s Transfer Agent by SPC, if applicable.

10. Information. Company and SPC each represent that prior to the execution of this Agreement, they have fully informed themselves of its terms, contents, conditions and effects, and that no promise or representation of any kind has been made to them except as expressly stated in this Agreement.

11. Ownership and Authority. Company and SPC represent and warrant that they have not sold, assigned, transferred, conveyed or otherwise disposed of any or all of any claim, demand, right, or cause of action, relating to any matter which is covered by this Agreement, that each is the sole owner of such claim, demand, right or cause of action, and each has the power and authority and has been duly authorized to enter into and perform this Agreement and that this Agreement is the binding obligation of each, enforceable in accordance with its terms.

12. No Admission. This Agreement is contractual and it has been entered into in order to compromise disputed claims and to avoid the uncertainty and expense of the litigation. This Agreement and each of its provisions and any orders of the Court relating to it shall not be offered or received in evidence in any action, proceeding or otherwise used as an admission or concession as to the merits of the Action or the liability of any nature on the part of any of the parties hereto except to enforce its terms.

13. Binding Nature. This Agreement shall be binding on all parties executing this Agreement and their respective successors, assigns and heirs.

14. Authority to Bind. Each party to this Agreement represents and warrants that the execution, delivery and performance of this Agreement and the consummation of the transactions provided in this Agreement have been duly authorized by all necessary action of the respective entity and that the person executing this Agreement on its behalf has the full capacity to bind that entity. Each party further represents and warrants that it has been represented by independent counsel of its choice in connection with the negotiation and execution of this Agreement, and that counsel has reviewed this Agreement. Company further represents and warrants that they have had corporate legal counsel review and agree to the terms of this Agreement independent of counsel of their choosing to represent Company at any fairness hearing or hearings to approve this Agreement.

15. Covenants.

a. For so long as SPC or any of its affiliates holds any shares of Common Stock, neither Company nor any of its affiliates shall vote any shares of Common Stock owned or controlled by it, or solicit any proxies or seek to advise or influence any person with respect to any voting securities of Company; in favor of (1) an extraordinary corporate transaction, such as a reorganization, reverse stock split or liquidation, involving Company or any of its subsidiaries, (2) a sale or transfer of a material amount of assets of Company or any of its subsidiaries, (3) any material change in the present capitalization or dividend policy of Company, (4) any other material change in Company’s business or corporate structure, (5) a change in Company’s charter, bylaws or instruments corresponding thereto (6) causing a class of securities of Defendant to be delisted from a national securities exchange or to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association, (7) causing a class of equity securities of Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended, (8) terminating its Transfer Agent (9) taking any action which would impede the purposes and objects of this Settlement Agreement or (10) effectuating or taking any action, intention, plan or arrangement similar to any of those enumerated above. The provisions of this paragraph may not be modified or waived without further order of the Court.

b. Immediately upon the signing of the Settlement Order by the Court, the Company shall cause to be filed a Form 8-K with the Securities and Exchange Commission disclosing the settlement or Press Release as applicable. The Company shall further immediately file such additional SEC filings as may be or are required in respect of the transactions.

c. SPC hereby covenants that they have not provided any funds or other consideration to the Company and have no intent to do so. In no event shall any of the funds received from the sale of shares of the Company in reliance upon the Court Order be used to provide any consideration to the Company or any affiliate of the Company.

16. Indemnification. Company covenants and agrees to indemnify, defend and hold SPC and its agents, employees, representatives, officers, directors, stockholders, controlling persons and affiliates harmless arising from or incident or related to this Agreement, including, without limitation, any claim or action brought derivatively or by the Seller or Shareholders of the Company and further, harmless against any charges, claims, suits, losses, expenses, damages, obligations, fines, judgments, liabilities, costs and expenses (including actual costs of investigation and reasonable attorney’s fees) whether brought by an individual or entity or imposed by a court of law or by administrative action of any Federal, State or Local governmental body or agency, administrative agency or regulatory authority related to arising in any manner out of, based upon or in connection with (a) any untrue statement or alleged untrue statement of a material fact made by the Company or any omission or alleged omission of the Company to state a material fact required to be stated herein or in any seller document or necessary to make the statements therein not misleading or (b) the inaccuracy or breach of any covenant, representation or warranty made by the Company contained herein or in any seller document or (c) any transaction, proposal or any other matter contemplated herein. The Company will promptly reimburse the indemnified parties for all expenses (including reasonable fees and expenses of legal counsel) as incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim related to or arising in any manner out of any matter contemplated by this Agreement, or any action or proceeding arising therefrom, whether or not such indemnified party is a formal party to any such proceeding. This Agreement specifically includes, but is not limited to the foregoing concerning any claim that SPC is in violation of or has violated Section 5 of the Securities Act of 1933, as amended, for unlawful or unauthorized sale of securities based upon SPC’s reliance on representations of Company or misrepresentations of Company pursuant to (a), (b) or (c) herein and/or that any payments made by SPC to Creditors were fraudulent, based upon false instruments provided to SPC or not bona fide claims within the meaning of Section 3(a)(10) of the Securities Act of 1933 . Notwithstanding the foregoing, the Company shall not be liable in respect of any claims that a court of competent jurisdiction has judicially determined by final judgment (and the time to appeal has expired or the last right of appeal of has been denied) which resulted solely or in part from the willful misconduct of an indemnified party or the willful violation of any securities law or regulations by the indemnified party. The Company further agrees that it will not, without the prior written consent of SPC, settle, compromise or consent to the entry of any judgment in any pending or threatened proceeding in respect of which indemnification may be sought hereunder (whether or not SPC or any indemnified party is an actual or potential party to such proceeding), unless such settlement, compromise or consent includes an unconditional release of SPC and each other indemnified party hereunder from all liability arising out of such proceeding. In order to provide for just and equitable contribution in any case in which (i) an Indemnified Party is entitled to indemnification pursuant to this Indemnification Agreement but it is judicially determined by the entry of a final judgment decree by a court of competent jurisdiction and (the time to appeal has expired or the last right of appeal has been denied) that such indemnification may not be enforced in such case, or (ii) contribution may be required by the Company in circumstances for which an Indemnified Party is otherwise entitled to indemnification under the Agreement, then, and in each such case, the Company shall contribute to the aggregate losses, Claims and damages and/or liabilities in an amount equal to the amount for which indemnification was held unavailable.

The Company further agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with SPC’s agreement hereunder except for Claims that a court of competent jurisdiction shall have determined by final judgment (and the time to appeal has expired or the last right of appeal has been denied) resulted solely or in part from the willful misconduct of such Indemnified Party or the willful violation of any securities laws or regulations by an Indemnified Party. The indemnity, reimbursement and contribution obligations of the Company set forth herein shall be in addition to any liability which the Company may otherwise have an shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company or an Indemnified Party.

17. Legal Effect. The parties to this Agreement represent that each of them has been advised as to the terms and legal effect of this Agreement and the Order provided for herein, and that the settlement and compromise stated herein is final and conclusive forthwith, shall supersede all prior written or oral between the parties, subject to the conditions stated herein, and each attorney represents that his or her client has freely consented to and authorized this Agreement after having been so advised.

18. Mutual Drafting. Each party has participated jointly in the drafting of this Agreement which each party acknowledges is the result of negotiation between the parties and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

19. Failure or Indulgence Not Waiver. No failure or delay on the part of SPC in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20. Waiver of Defense. Each party hereto waives a statement of decision, and the right to appeal from the Order after its entry. Company further waives any defense based on the rule against splitting causes of action. The prevailing party in any motion to enforce the Order shall be awarded its reasonable attorney fees and expenses in connection with such motion. Except as expressly set forth herein, each party shall bear its own attorneys’ fees, expenses and costs.

21. Signatures. This Agreement may be signed in counterparts and the Agreement, together with its counterpart signature pages, shall be deemed valid and binding on each party when duly executed by all parties. Facsimile and electronically scanned signatures shall be deemed valid and binding for all purposes. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

22. Choice of Law, Etc. Notwithstanding the place where this Agreement may be executed by either of the parties, or any other factor, all terms and provisions hereof shall be governed by and construed in accordance with the laws of the State of Florida, applicable to agreements made and to be fully performed in that State and without regard to the principles of conflicts of laws thereof. Any action brought to enforce, or otherwise arising out of this Agreement shall be brought only in State Court sitting in the Twelfth Judicial Circuit, State of Florida.

23. Exclusivity. For a period of the later of one hundred eighty (180) days from the date of the execution of this Agreement or upon SPC’s final sale of all shares of stock issued pursuant hereto subsequent to final adjustment; (a) Company and its representatives shall not enter into any exchange transaction under Section 3(a)(10) of the Securities Act nor directly or indirectly discuss, negotiate or consider any proposal, plan or offer from any other party relating to any liabilities, or any financial transaction having an effect or result similar to the transactions contemplated hereby without the express written consent of SPC; and (b) SPC shall have the exclusive right to negotiate and execute definitive documentation embodying the terms set forth herein and other mutually acceptable terms.

24. Inconsistency. In the event of any inconsistency between the terms of this Agreement and any other document executed in connection herewith, the terms of this Agreement shall control to the extent necessary to resolve such inconsistency.

25. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

(a) the date delivered, if delivered by personal delivery as against written receipt therefore or by confirmed facsimile transmission,

(b) the fifth business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

(c) the second business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

(d) delivery by email upon delivery,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days’ advance written notice similarly given to each of the other parties hereto):

Company:

Alternus Clean Energy, Inc.
17 State Street, Suite 4000
New York, NY 10004
Attn: Vincent Browne
Telephone No.: 212-739-0727
E-mail: vb@alternusenergy.com

with a copy to:

Attn:

And

IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement and Stipulation as of the date first indicated above.

Alternus Clean Energy, Inc.

By:	/s/ Vincent Browne
	Name:	Vincent Browne
	Title:	Chief Executive Officer

By:	/s/ Mitchell Helfman
	Name:	Mitchell Helfman
	Title:	President

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